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                                                                   EXHIBIT 10.10


                        DEVELOPMENT AND LICENSE AGREEMENT

         THIS AGREEMENT is entered into as of March 31, 1997 by and between i-Labs, Ltd, a company formed under the laws of Israel ("I-Labs"), and Chanan Steinhart ("Steinhart").
                                    Recitals

A. I-Labs designs and develops websites on the Internet, and is the owner of certain proprietary technology and software programs designed for use in on-line service to the Internet; and

B. Steinhart has requested that I-Labs create a website which would incorporate I-Labs's proprietary technology and software programs.

        NOW, THEREFORE, the parties mutually agree as follows:

1.      Development Services.

1.1 Development Services. Subject to the terms and conditions of this Agreement, I-Labs agrees to perform all design and development services necessary to produce and install a website on the Internet which meets all of the specifications as mutually agreed by the parties (the "Website").

1.2 Term. This Agreement shall become effective as of the date hereof and shall remain in force until I-Labs's services have been materially competed unless terminated earlier pursuant to Section 10 below.

2. Issuance of Common Stock. In consideration for the development services provided by I-Labs under this Agreement, Steinhart shall transfer to I-Labs 100,000 shares of Common Stock in a corporation which will be formed by Steinhart and others in order to exploit the Website.

3.      Independent Contractor.

        I-Labs is an independent contractor of Steinhart and not his employee, and no employment relationship is created by this Agreement. I-Labs has the exclusive right to select its own employees and agents who will be under the exclusive supervision and control of I-Labs and who will not be employees or agents of Steinhart.

4.      Confidential Information.

        Each party to this Agreement acknowledges that certain information that it receives from the other party will constitute the confidential and proprietary information of the disclosing party, and agrees that it will take all reasonable steps to preserve the strict confidentiality of any information given to them by any other party. The receiving party will safeguard the confidential information with the same degree of care which it uses to protect its own confidential information. For purposes of this Agreement, confidential information shall not include any information to the extent that such information (a) is presently, or subsequently becomes, generally available to the public without a wrongful act of the disclosing party; (b) is information which the other party agrees in writing may be disclosed without restriction; (c) is


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        already known to the disclosing party; (d) is developed independently by the disclosing party; (e) is furnished by the other party to a third party without restriction on disclosure; or (f) is disclosed pursuant to a court order.

5.      Ownership of Work Product.

5.1 Work Product. All Work Product shall be the property of Steinhart, and I-Labs agrees to assign and does hereby expressly assign to Steinhart all right, title and interest in and to the Work Product. "Work Product" shall mean all work product created by I-Labs, on behalf of I-Labs for the benefit of Steinhart under the terms of this Agreement, including, but not limited to, all intangible intellectual, proprietary and industrial property rights, and all tangible embodiments thereof wherever located, including but not limited to the following: (i) all trademarks, trade names, service marks, services names or logs, including all registrations and applications therefor; (ii) all copyrights, moral rights, and other rights in works or authorship, including all registrations and applications therefor; (iii) all patents and patent applications, patentable ideas, inventions and innovations;
        (iv) all know-how and trade secrets; (v) all design and code documentation, methodologies, processes, design information, formulae, engineering specifications, technical data, testing procedures, drawings and techniques and other proprietary information and material of any kind; (vi) all software programs in source code, object code and executable format, including testing software and software tools; (vii) all documentation, records, databases (including current and historical databases), designs, codes, algorithms, research records, test information, market surveys, and marketing know-how; and (viii) any and all translations of any of the foregoing.


5.2 Preexisting Work. Stenhart acknowledges that I-Labs may own certain intellectual property which I-Labs wishes to incorporate in the Website (the "Preexisting Work"). Preexisting Work shall include, but shall not be limited to, HTML templates, certain C and perl code, site support methodologies and site support methodologies documentation. Steinhart acknowledges that the Preexisting Work is the sole property of I-Labs. Therefore, except as provided herein, I-Labs hereby grants to Steinhart a royalty-free, irrevocable, worldwide, nonexclusive, transferable license to use the Preexisting Work in the Website.

6.      I-Labs's Representations and Warranties.

        I-Labs hereby represents, warrants and covenants to Steinhart as follows:

6.1 Ownership. I-Labs is the legal and equitable owner of the Preexisting Work, or holds valid licenses to certain Preexisting Work, and has no knowledge that the Website is subject to any third party intellectual property infringement claims or allegations.


6.2 Design Defects. I-Labs warrants that the Website will conform to its design specifications in all material respects for a period extending ninety (90) days after its installation on the Internet.


7.      Indemnification.

        I-Labs shall at all times during and after the term of this Agreement indemnify, defend and hold Steinhart, and his assignees and transferees harmless from any and all claims, damages, suits or



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          proceedings brought against it based upon a claim that the Website infringes upon any patent, copyright or trade secret of any third party. Steinhart and I-Labs shall promptly notify each other of any possible infringements, imitations or unauthorized possession, knowledge or use of the Website others of which they become aware. Steinhart or his assignees and transferees shall have the right, at its expense, to bring any action on account of such infringements, imitations or unauthorized possessions, knowledge or use of the Website, and I-Labs shall cooperate with Steinhart, or his assignees and transferees, as they may request, in connection with any such action. Steinhart or and his assignees and transferees shall keep the entire proceeds of any such action. If Steinhart or and his assignees and transferees do not bring such action, I-Labs shall have the right, at its expense and in its own name, to do so.

8.        Limitation of Liability; Remedies.

8.1       Limited Liability. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN
          SECTION 7 HEREIN, I-LABS MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE WEBSITE, AND HEREBY DISCLAIMS, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTY STATED ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY I-LABS. I-LABS DOES NOT MAKE, AND THE COMPANY HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES EXPRESS OR IMPLIED. I-LABS SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE OR COST OF PROCUREMENT OF SUBSTITUTE GOODS BY EITHER PARTY OR ANY THIRD PARTY, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2 Remedies. If the Website shall prove to have design defects attributable to I-Labs, Steinhart's remedy shall be to correct said defect. If I-Labs is unable correct a defect within 30 days of notification by Steinhart of such defect, the Company may terminate this Agreement in accordance to Section 9 with no further obligation or liability on the part of I-Labs.

8.3 No Other Remedies. The remedies set forth in this Agreement are Steinhart's sole and exclusive remedies for breach of warranty, and no party shall be liable to any other party for any incidental, consequential, special or punitive damages of any kind or nature, arising out of or in connection with the use or performance of the Website.

9.        Termination.

9.1 Termination on Notice. Either party may terminate this Agreement at any time upon thirty (30) days written notice.

9.2 Termination for Default. Should either party default in the performance of this agreement, or materially breach any of its provisions, the nonbreaching party may terminate this Agreement



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          by giving the breaching party written notice. Termination shall be effective 30 days from receipt of the notice unless the default has been cured within the 30 day period.

9.3 Effects of Termination. Termination of this Agreement for any reason shall be without prejudice to the rights and obligations of the parties provided in Sections 4, 5, 6, 7, 8, and 10 hereof.

10.       General Provisions

10.1 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other similar act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other parties will be excused from such performance during such prevention, restriction or interference.

10.2 Notices. Notice by any party under this Agreement will be in writing and personally delivered or given by registered mail, overnight courier, or telecopy confirmed by first-class mail, addressed to the other party at its address given herein (or at such other address as may be communicated to the notifying party in writing) and will be deemed to have been given when received.

10.3 Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original instrument and all of which together will constitute one and the same instrument.

10.4 Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in the State of California under the substantive laws of California and in accordance with the Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

10.5 Further Assurances. The parties will each perform such acts, executed and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

10.6 No Waiver. No waiver of any term or condition of this Agreement will be valid or binding on a party unless the same has been mutually assented to in writing by all parties. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other parties of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

10.7 Entire Agreement. The terms and conditions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all previous agreements and understandings, whether oral or written. No agreement or


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          understanding varying or extending the terms and conditions of this
          Agreement will be binding upon any party unless in a written document signed by the party to be bound thereby.

10.8 Assignment. At his sole discretion, Steinhart may assign or delegate this Agreement or any of his rights or duties under this Agreement without the prior written consent of I-Labs to any person, entity. Subject to the foregoing, this Agreement will inure to the benefit of, and will be binding upon, the parties and their respective successors and assigns.

10.9 No Agency. The parties are independent contractors with respect to each other, and not agents of each other, and no party will have any authority to bind any other party in any manner whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized representatives.


                                  I-Labs, Ltd.
                                  a company formed under the laws of Israel


                                  By /s/
                                     -------------------------------------------


                                  Title C.O.O.
                                        ----------------------------------------


                                  /s/ Chanan Steinhart
                                  ----------------------------------------------
                                  Chanan Steinhart











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